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                                                                   Exhibit 10.84

                             MICROSEMI CORPORATION
                    SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

  Effective September 15, 1986 (the "Effective Date"), Microsemi Corporation (the "Company") hereby establishes the Microsemi Corporation Supplemental Executive Retirement Plan (the "Plan") for the benefit of those Participants and their Beneficiaries set forth on Exhibit "A" attached to the Plan, and incorporated herein by this reference.


                                   ARTICLE I
                              PURPOSE OF THE PLAN

  1.1  Plan Purpose.  The Plan is established for the purpose of providing
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retirement benefits for a select group of management or highly compensated employees of the Company and is intended to be an unfunded plan within the meaning of the Employee Retirement Income Security Act of 1974 ("ERISA"). All benefits under the Plan will be provided solely from the general assets of the Company. It is intended that the Plan be exempt from Parts II, III and IV of Title I of ERISA pursuant to ERISA Sections 201(2), 301(a)(3) and 401(a)(1).


                                  ARTICLE II
                                 PARTICIPATION

  2.1  Eligibility.  The Board of Directors of the Company (the "Board"), in its
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sole discretion, has designated those individuals eligible to participate in the
Plan. Each individual so designated shall automatically become a participant ("Participant") as of the date determined by the Board. Each Participant who has commenced participation in the Plan shall continue to be a Participant until he or she terminates his or her employment with the Company by reason of his or her retirement, death, disability, resignation, dismissal or otherwise. Notwithstanding the foregoing, the Board expressly reserves the right to remove any Participant under the Plan from participation in the Plan at any time for cause prior to the Participant's Retirement Date. The persons designated as Participants as of the Effective Date are those individuals set forth on Exhibit "A" attached hereto and incorporated herein by this reference.


                                  ARTICLE III
                               AMOUNT OF BENEFIT

  3.1  Retirement Benefit.  Commencing with the Commencement Date and
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terminating on the first day of the 119th calendar month following the
Commencement Date (the "Pension Period"), the Company shall pay each Retiree an amount equal to his Monthly Benefit. In the event that the Retiree dies after the Commencement Date, the Monthly Benefit shall be paid to the Beneficiary for the remainder of the Pension Period.

  3.2  Death Benefit.  In the event that a Participant dies while he or she is
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an employee of the Company, commencing with the Beneficiary Commencement Date and terminating on the first day of the 119th calendar month following the Beneficiary Commencement Date (the "Death Benefit Period"), the Company shall pay the Beneficiary an amount equal to the Monthly Death Benefit. In the event that the Beneficiary dies after the Beneficiary Commencement Date, the Monthly Death
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Benefit shall be paid to the Beneficiary's estate during the Death Benefit
Period.

  3.3  Definitions.  As used in this Agreement, the following defined terms
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shall mean:

  (a) Beneficiary.  "Beneficiary" means:
      -----------

     (i)   the Participant's surviving spouse;

     (ii) If his or her surviving spouse is still alive, the Participant may designate another person to be the Beneficiary only if his or her spouse consents in writing to the designation of such person as the Beneficiary and the consent acknowledges the effect of the designation and is witnessed by an officer of the Company or a notary public, or it is established to the satisfaction of an officer of the Company that the consent required under this paragraph may not be obtained because there is no spouse, the spouse cannot be located, or such other circumstances as may be authorized by the Board.

     (iii) In the case where a deceased Participant failed to designate a Beneficiary, the Board is unable to locate a designated Beneficiary, the Beneficiary predeceased the Participant, or the designation of the Beneficiary by the Participant is legally ineffective, any distribution on behalf of a Participant shall be paid to the person or persons included in the highest priority category among the following:

                (A)  The Participant's surviving Spouse;

                (B) The Participant's surviving children, including adopted children;

                (C)  The Participant's surviving parents;

                (D) The Participant's surviving brothers and sisters (whether whole or half-blood); or

                (E) The Participant's estate. In the event the Participant has neither a surviving spouse nor a properly designated Beneficiary, the remaining portion of his benefit shall be made to his estate.

 (b)  Beneficiary Commencement Date.  "Beneficiary Commencement Date" means the
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first day of the calendar month following the calendar month in which a
Participant dies.

 (c)  Commencement Date. "Commencement Date" means the first day of the calendar
      -----------------
month following the calendar month in which a Participant attains his Retirement Date.

 (d)  Monthly Benefit.  "Monthly Benefit" means one-twelfth of a Participant's
      ---------------
Plan Benefit for the Plan Year in which the Participant commences retirement.

 (e)  Monthly Death Benefit.  "Monthly Death Benefit" means one-twelfth of a
      ---------------------
Participant's Plan Benefit for the Plan Year in which the Participant dies.

 (f)  Plan Year.  "Plan Year" means the calendar year, January 1 through
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December 31.

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 (g) Retiree.  "Retiree" means a Participant who has attained his Retirement
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Date.

 (h)  Retirement Date.  "Retirement Date" means the date on which a Participant
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terminates his employment with the Company after he or she has retired from employment with the Company and has been designated as a Retiree by the Board of Directors, in its sole and absolute discretion.

 (i)  Years of Service.  "Years of Service" means a Plan Year in which the
      ----------------
Participant was employed on a full time basis by the Company on each business day during the Plan Year.

  3.4  Payees under Legal Disability.  If the Board reasonably believes that any
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payee is legally incapable of giving a valid receipt and discharge for any payment due him, the Board may have the payment, or any part of it, made to the person (or persons or institution) whom it reasonably believes is caring for or supporting such payee. Any such payment shall be a payment for the benefit of the payee and shall, to the extent thereof, be a complete discharge of any liability under the Plan to the payee.

  3.5  Payment of Benefits.  All payments under the Plan shall be delivered in
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person or mailed to the last address of the Participant (or, in the case of the death of the Participant, to that of the Beneficiary determined under the rules of Section 3.3). Each Participant shall be responsible for furnishing the Committee with the Participant's correct current address and the correct current name and address of the Beneficiary.

  3.6  Claims Procedure.  In the event a claim for benefit by either a
       ----------------
Participant, Retiree or Beneficiary is denied (in whole or in part), the denial and the appeal of the decision shall be handled in accordance with the provisions of Department of Labor Regulation 2560.503-1.


                                  ARTICLE IV
                               BENEFITS UNFUNDED

  4.1  Benefits Unfunded.  The benefits under this Plan shall not be funded, but
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shall constitute an unsecured liability payable, when due, by the Company out of its general assets.

  4.2  Program to Satisfy Plan Obligations.  Notwithstanding Section 4.1 above,
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the Board may, in its sole discretion, elect to set aside amounts ("Reserves")
for the purpose of paying benefits under the Plan. Reserves, if any, may be in an amount determined by the Board in its sole discretion. Reserves may be invested or not invested in the manner determined by the Board in its sole discretion. Should the Board decide to establish Reserves, the Reserves shall remain assets of the Company. In no event shall any Participant, Retiree or Beneficiary have any right to any specific asset designated to be Reserves under this Section.

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                                   ARTICLE V
                              VESTING OF BENEFITS

  5.1  Vesting.  Except as provided in this Article, all Participants are fully
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vested in their Accounts in the Plan.

  5.2  Termination for Cause.  In the event that a Participant's employment with
       ---------------------
the Company is terminated for cause by the Board, the Board, in its sole and absolute discretion, may declare the benefits payable under Section 3.1 or 3.2 forfeited and may terminate the Company's obligation to pay future benefits to that Participant, Retiree or Beneficiary under the Plan.

  5.3  Unfair Trade Practices.  Notwithstanding the provisions of Section 5.1,
       ----------------------
if a Participant, Retiree or Beneficiary either uses, divulges, furnishes or makes accessible to anyone any knowledge or information with respect to any confidential, proprietary or secret aspect of the business or any program of the Company or engages in any act of unfair competition with the Company or accepts employment or consults for a competitor of the Company, the Board, in its sole and absolute discretion, may declare the benefits payable under Section 3.1 or
3.2 forfeited and may terminate the Company's obligation to pay future benefits to that Participant, Retiree or Beneficiary under the Plan.

  5.4  Limitation on Vesting.  Notwithstanding the vesting of a Participant's
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benefits under this Article, a Participant's benefits under this Plan shall remain an unsecured, unfunded promise to pay benefits by the Company. All benefits under the Plan, whether fully vested, partially vested or unvested, are payable only in accordance with Article VI.


                                  ARTICLE VI
                              PLAN ADMINISTRATION

  6.1  Plan Administration.
       -------------------

  (a) Authority to control and manage the operation and administration of the Plan shall be vested in the Board. The Board shall have all powers necessary to supervise the administration of the Plan and control its operations.

  (b) In addition to any powers and authority conferred on the Committee elsewhere in the Plan or by law, the Board shall have the following powers and authority:

     (i) To designate agents to carry out responsibilities relating to the Plan;

     (ii) To administer, interpret, construe and apply this Plan and to answer all questions which may arise or which may be raised under this Plan by the Participant, Retiree, Beneficiary or other person whatsoever;

     (iii) To establish rules and procedures from time to time for the conduct of its business and for the administration and effectuation of its responsibilities under the Plan; and

     (iv) To perform or cause to be performed such further acts as it may deem to be

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           necessary, appropriate, or convenient for the operation of the Plan.

   (c) Any action taken in good faith by the Board in the exercise of authority conferred upon it by this Plan shall be conclusive and binding upon the Participant, Retiree and Beneficiaries. All discretionary powers conferred upon the Board shall be absolute.

  6.2  Limitation on Liability.  No employee or member of the Board shall be
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subject to any liability with respect to his duties under the Plan unless the person acts fraudulently or in bad faith. To the extent permitted by law, the Company shall indemnify each member of the Board, and any other employee of the Company with duties under the Plan who was or is a party, or is threatened to be made a party, to any threatened, pending or completed proceeding, whether civil, criminal, administrative, or investigative, by reason of the person's conduct in the performance of his duties under the Plan.


                                  ARTICLE VII
                             MISCELLANEOUS MATTERS

  7.1  Amendment and Termination.  The Company expects the Plan to be permanent,
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but since future conditions affecting the Company cannot be anticipated or foreseen, the Company reserves the right to amend, modify, or terminate the Plan at any time by action of the Board. Upon termination of the Plan, all benefits shall become payable to the Participants and Beneficiaries and shall be subject to the provisions of Section 4.1.

  7.2  Benefits Not Alienable.  Benefits under the Plan may not be assigned or
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alienated, whether voluntarily or involuntarily.

  7.3  No Enlargement of Employee Rights.  This Plan is strictly a voluntary
       ---------------------------------
undertaking on the part of the Company and shall not be deemed to constitute a contract between the Company and the Participant or to be consideration for, or an inducement to, or a condition of, the employment of the Participant. Nothing contained in the Plan shall be deemed to give the right to the Participant to be retained in the employ of the Company or to interfere with the right of the Company to discharge the Participant at any time.

     No person shall have any right to any benefits under this Plan, except to the extent expressly provided herein.

  7.4  Governing Law.  To the extent not preempted by federal law, all legal
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questions pertaining to the Plan shall be determined in accordance with the laws of the State of California.


  IN WITNESS WHEREOF, in order to record the adoption of the Plan, Microsemi Corporation has caused this instrument to be executed by its duly authorized officer to be effective January 1, 1994.

                                       MICROSEMI CORPORATION


                                       By:  /s/ Philip Frey, Jr.
                                            --------------------

                                            Its:  President, CEO
                                                  -----------------------------

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

                                  EXHIBIT "A"

                 SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN (SERP)
                 ---------------------------------------------

                                 BENEFIT            SERVICE
    NAME                        *CATEGORY             DATE
    ----                        ---------           --------
    P. Frey                          1               7/5/71
    J. Sandera                       1              11/15/71

    J. McKnight                      2               3/12/73
    B. Brandt                        2               2/12/73
    R. Robinson                      2                1/5/70
    P. Kellogg                       2              10/12/64
    J. Lim                           2               1/11/65
    C. Schumacher                    2               7/12/76

* Benefit Category:


1 - 30% of annual salary, defined as the cumulative total salary paid during the 12 months prior to retirement (excluding all bonus, special allowances, 401(k) payments, and any other special non-salary payments), shall be paid to the participant each year as an annual ONE LUMP SUM PAYMENT WHICH IS TO BE PAID ON THE FIRST DAY OF THE SECOND MONTH AFTER RETIREMENT, and on each anniversary thereafter for 10 payment years certain.

    Should the participant die prior to the final payment of the 10 payments, payments, up to the total of 10 such payments, are to be made to the estate of the employee on each scheduled payment date.

    Participants are fully vested and qualified for the benefits of the plan and may take full advantage of the SERP immediately or at any future date decided either by the Board of Directors or lacking such direction by the Board, according to participant choice.

2 - 20% of 1994 salary (excluding all 401(k), bonus or other special non-salary payments), shall be paid annually for 10 years certain, to the named participants upon their retirement by either their choice or the choice of the Company.

    30% of the 1994 salary (excluding all 401(k) or other special non-salary payments), shall be paid annually for 10 years certain to the named participants upon their retirement by either their choice or the choice of the Company, if they will have completed at least 30 years of credited employment with the Company.
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     For all employment years between 20 and 30, the percentage of 1994 salary shall be a straight line interpolation, and for each month of employment beyond 20, and additional .00833 fraction of their 1994 salary shall be added to the 20% base of 20 years, up to a maximum of 30% after 30 years (i.e., +1% per year up to 30 years).

     The payments shall be made each month, starting upon the 1st day of the second month after retirement, and continue for 120 months.

     Should the participant die before payments have been completed, the remainder of the payments will be made to the estate of the participant.